Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports Second Quarter Results

Second Quarter 2019 Highlights:

•	GAAP earnings per diluted share (EPS) of $1.50 compared to $1.32 in 2018; excluding Special Items, EPS of $1.58 increased 12% compared to last year.

•	Sales of $842 million decreased 1% compared to 2018, with core sales growth of 1%.

•	Updating full-year GAAP EPS guidance to $6.00-$6.20 vs. prior range of $6.05-$6.25; excluding Special Items, 2019 EPS guidance of $6.25-$6.45 remains unchanged.

STAMFORD, CONNECTICUT - July 22, 2019 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported second quarter 2019 GAAP earnings per diluted share (EPS) of $1.50, compared to $1.32 per diluted share in the second quarter of 2018. Excluding Special Items, second quarter 2019 EPS increased 12% to $1.58, compared to $1.41 in the second quarter of 2018. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Second quarter 2019 sales were $842 million, a decrease of 1% compared to the second quarter of 2018. The sales decrease was comprised of $16.0 million, or 1.9%, of unfavorable foreign exchange and a $1.5 million, or 0.2%, impact from divestitures, partially offset by $8.1 million, or 1%, increase from core growth.

Second quarter 2019 operating profit was $123 million, an increase of 9% compared to $113 million in the second quarter of 2018. Operating profit margin was 14.6% compared to 13.3% last year. Excluding Special Items, second quarter 2019 operating profit was $132 million, an increase of 9% compared to $121 million in the second quarter of 2018. Excluding Special Items, operating profit margin of 15.6% compared to 14.2% last year. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
Max Mitchell, Crane Co. President and Chief Executive Officer commented: "We had another strong quarter with operating results again slightly better than expected. All of our businesses are executing well, and we continue to drive both growth and productivity initiatives across our businesses."
Mr. Mitchell continued: "Our offer to acquire CIRCOR was certainly a notable event during the last quarter. While disappointed with the result, our attempt to acquire CIRCOR should give our investors confidence that we will continue to aggressively pursue acquisitions, yet remain disciplined on valuation. We have a full funnel of opportunities that we will continue to pursue in the quarters ahead, and our rigorous approach to capital deployment remains focused on our three primary growth platforms. We are also firmly committed to, and are executing on, our longstanding strategy as a diversified manufacturer of highly engineered industrial products with proprietary technology, and deploying the Crane Business System as a competitive differentiator. I am pleased with our results year-to-date, and excited about the organic and inorganic growth opportunities that we have ahead of us."

Second Quarter 2019 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2019 versus the second quarter 2018.
Fluid Handling

	Second Quarter		Change
(dollars in millions)	2019	2018
Sales	$291	$277	$14	5%

Operating Profit	$37	$30	$8	26%
Operating Profit, before Special Items*	$40	$30	$9	31%

Profit Margin	12.8%	10.7%
Profit Margin, before Special Items*	13.7%	11.0%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $14 million, or 5%, driven by $22 million, or 8%, of core growth, partially offset by $8 million, or 3%, of unfavorable foreign exchange. Operating margin increased to 12.8%, compared to 10.7% last year, primarily reflecting productivity, operating leverage on higher volumes, and repositioning benefits. Excluding Special Items, operating margin increased to 13.7%, a 270 basis point increase compared to 11.0% last year. Fluid Handling order backlog was $275 million at June 30, 2019, $280 million at December 31, 2018, and $292 million at June 30, 2018.

Payment & Merchandising Technologies

	Second Quarter		Change
(dollars in millions)	2019	2018
Sales	$291	$324	$(33)	(10%)

Operating Profit	$47	$46	$—	1%
Operating Profit, before Special Items*	$49	$53	$(4)	(7%)

Profit Margin	16.0%	14.2%
Profit Margin, before Special Items*	16.9%	16.3%

*Please see the attached Non-GAAP Financial Measures tables
Sales decreased $33 million, or 10%, driven by $25 million, or 8%, of core decline, $7 million, or 2%, of unfavorable foreign exchange and a $1 million impact from a divestiture. Operating margin improved to 16.0%, from 14.2% last year, primarily reflecting lower acquisition related expenses and benefits from productivity and repositioning, partially offset by the impact of lower volumes. Excluding Special Items, operating margins improved to 16.9% from 16.3% last year.

Aerospace & Electronics

	Second Quarter		Change
(dollars in millions)	2019	2018
Sales	$205	$187	$17	9%

Operating Profit	$49	$43	$6	14%
Operating Profit, before Special Items*	$51	$44	$8	18%

Profit Margin	24.2%	23.1%
Profit Margin, before Special Items*	25.0%	23.2%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $17 million, or 9%, driven by higher core sales. Operating margin improved to 24.2%, from 23.1% last year, primarily reflecting operating leverage on higher volumes. Excluding Special Items, operating margin improved to 25.0%, from 23.2% last year. Aerospace & Electronics' order backlog was $503 million at June 30, 2019, $447 million at December 31, 2018, and $441 million at June 30, 2018.

Engineered Materials

	Second Quarter		Change
(dollars in millions)	2019	2018
Sales	$56	$63	$(7)	(11%)

Operating Profit	$8	$11	$(4)	(33%)

Profit Margin	13.5%	17.9%
Sales decreased $7 million, or 11%, driven primarily by lower sales to Recreational Vehicle customers. Operating margin declined to 13.5%, from 17.9%, primarily reflecting lower volumes.

Updating Full Year 2019 Guidance
We are updating our full year 2019 GAAP EPS guidance to a range of $6.00-$6.20 compared to our prior range of $6.05-$6.25 primarily reflecting a small loss on a divestiture, M&A related expenses, and repositioning. Excluding Special Items, full year 2019 EPS guidance of $6.25-$6.45 remains unchanged. Sales for 2019 are expected to be approximately $3.3 billion, reflecting a slight decline in core sales and an unfavorable foreign exchange impact of approximately 2%. Full year 2019 free cash flow (cash provided by operating activities less capital spending) is expected to be in a range of $335 million to $365 million. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the second quarter financial results on Tuesday, July 23, 2019 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense markets, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 12,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. Such reports are available on the Securities Exchange Commission’s website (www.sec.gov). Crane Co. does not undertake to update any forward-looking statements.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales:
Fluid Handling	$290.6	$276.9	$564.3	$543.5
Payment & Merchandising Technologies	291.0	324.3	594.8	616.7
Aerospace & Electronics	204.5	187.2	399.1	357.5
Engineered Materials	55.5	62.6	115.1	132.3
Total net sales	$841.6	$851.0	$1,673.3	$1,650.0

Operating profit:
Fluid Handling	$37.3	$29.5	$71.4	$57.6
Payment & Merchandising Technologies	46.5	46.1	89.7	82.6
Aerospace & Electronics	49.4	43.3	94.2	77.5
Engineered Materials	7.5	11.2	16.9	23.7
Corporate	(17.9)	(17.1)	(35.7)	(34.1)
Total operating profit	122.8	113.0	236.5	207.3

Interest income	0.7	0.4	1.3	1.2
Interest expense	(11.4)	(12.8)	(23.3)	(27.5)
Miscellaneous, Net	6.4	4.3	8.4	8.3
Income before income taxes	118.5	104.9	222.9	189.3
Provision for income taxes	27.5	24.2	49.4	39.9
Net income before allocation to noncontrolling interests	91.0	80.7	173.5	149.4
Less: Noncontrolling interest in subsidiaries' earnings	—	—	0.1	—
Net income attributable to common shareholders	$91.0	$80.7	$173.4	$149.4

Share Data:
Earnings per diluted share	$1.50	$1.32	$2.85	$2.45

Average diluted shares outstanding	60.8	61.1	60.8	61.0
Average basic shares outstanding	59.9	59.7	59.8	59.7

Supplemental Data:
Cost of Sales	$535.0	$545.6	$1,063.0	$1,066.8
Selling, General & Administrative	183.8	186.5	373.8	364.2
Acquisition & Integration Related Charges *	2.4	4.1	3.5	9.2
Repositioning Related charges *	6.4	1.7	11.7	2.5
Depreciation and Amortization *	28.6	28.4	56.3	56.3
Stock-Based Compensation Expense *	5.7	5.6	11.2	11.2

* For 2019, amounts included within cost of sales and selling, general & administrative costs.

Totals may not sum due to rounding

CRANE CO.
Condensed Balance Sheets
(in millions)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$307.0	$343.4
Accounts receivable, net	543.2	515.8
Current insurance receivable - asbestos	16.0	16.0
Inventories, net	430.6	411.5
Other current assets	83.1	76.2
Total current assets	1,379.9	1,362.9

Property, plant and equipment, net	595.5	599.1
Long-term insurance receivable - asbestos	67.1	75.0
Other assets	685.0	602.0
Goodwill	1,414.3	1,403.7

Total assets	$4,141.8	$4,042.7

LIABILITIES AND EQUITY
Current liabilities
Notes payable and current maturities of long-term debt	$7.8	$6.9
Accounts payable	275.2	329.2
Current asbestos liability	66.0	66.0
Accrued liabilities	281.0	337.1
Income taxes	4.6	1.0
Total current liabilities	634.6	740.2

Long-term debt	940.3	942.3
Long-term deferred tax liability	60.3	53.2
Long-term asbestos liability	425.4	451.3
Other liabilities	406.8	328.6

Total equity	1,674.4	1,527.1

Total liabilities and equity	$4,141.8	$4,042.7

Totals may not sum due to rounding

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating activities:
Net income attributable to common shareholders	$91.0	$80.7	$173.4	$149.4
Noncontrolling interest in subsidiaries' earnings	—	—	0.1	—
Net income before allocations to noncontrolling interests	91.0	80.7	173.5	149.4
Loss on deconsolidation of joint venture	—	—	1.2	—
Unrealized gain on marketable securities	(3.1)	—	(3.1)	—
Depreciation and amortization	28.6	28.4	56.3	56.3
Stock-based compensation expense	5.7	5.6	11.2	11.2
Defined benefit plans and postretirement credit	(2.0)	(3.8)	(4.0)	(7.7)
Deferred income taxes	5.4	(1.7)	10.8	11.0
Cash provided by (used for) operating working capital	32.0	(16.3)	(171.4)	(45.8)
Defined benefit plans and postretirement contributions	(0.8)	(12.0)	(5.1)	(16.5)
Environmental payments, net of reimbursements	(2.4)	(1.9)	(4.0)	(4.2)
Other	6.7	10.3	5.0	12.6
Subtotal	161.1	89.3	70.4	166.3
Asbestos related payments, net of insurance recoveries	(8.2)	(32.0)	(17.9)	(34.9)
Total provided by operating activities	152.9	57.3	52.5	131.4

Investing activities:
Capital expenditures	(16.3)	(16.5)	(36.1)	(44.0)
Proceeds from disposition of capital assets	0.9	0.2	0.9	0.5
Impact of deconsolidation of joint venture	—	—	(0.2)	—
Purchase of marketable securities	(8.8)	—	(8.8)	—
Payments for acquisitions, net of cash acquired	—	—	—	(672.3)
Total used for investing activities	(24.2)	(16.3)	(44.2)	(715.8)

Financing activities:
Dividends paid	(23.3)	(20.9)	(46.7)	(41.8)
Reacquisition of shares on open market	—	(25.0)	—	(25.0)
Stock options exercised, net of shares reacquired	1.6	0.5	1.2	5.0
Debt issuance costs	—	—	—	(5.4)
Repayment of long-term debt	(1.4)	(200.0)	(2.8)	(450.0)
Repayment of short-term debt	—	—	—	(100.0)
Proceeds from issuance of long-term debt	—	—	3.0	550.0
Proceeds from issuance of short-term debt	—	—	—	100.0
(Repayment of) proceeds from issuance of commercial paper, net	(55.5)	(101.3)	—	171.4
Total (used for) provided by financing activities	(78.6)	(346.7)	(45.3)	204.2

Effect of exchange rate on cash and cash equivalents	0.1	(18.4)	0.6	(7.8)
Increase (decrease) in cash and cash equivalents	50.2	(324.1)	(36.4)	(388.0)
Cash and cash equivalents at beginning of period	256.8	642.3	343.4	706.2
Cash and cash equivalents at end of period	$307.0	$318.2	$307.0	$318.2

Totals may not sum due to rounding

CRANE CO.
Order Backlog
(in millions)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Fluid Handling	$274.9	$284.8	$279.6	$297.7	$291.6
Payment & Merchandising Technologies	286.8	322.2	331.5	359.0	350.5
Aerospace & Electronics	502.8	487.1	446.6	445.1	441.3
Engineered Materials	11.5	12.3	14.9	10.3	13.2
Total Backlog	$1,076.0	$1,106.4	$1,072.6	$1,112.1	$1,096.6

Totals may not sum due to rounding

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,		Percent Change June 30, 2019
	2019	2018	2019	2018	Three Months	Six Months
INCOME ITEMS
Net Sales	$841.6	$851.0	$1,673.3	$1,650.0	(1.1)%	1.4%

Operating Profit	122.8	113.0	236.5	207.3	8.7%	14.1%
Percentage of Sales	14.6%	13.3%	14.1%	12.6%

Special Items impacting Operating Profit:
Inventory step-up and backlog amortization	—	1.9	—	8.5
Acquisition & Integration Related Charges	2.4	4.1	3.5	9.2
Repositioning Related charges	6.4	1.7	11.7	2.5
Operating Profit before Special Items	$131.6	$120.7	$251.7	$227.5	9.0%	10.6%
Percentage of Sales	15.6%	14.2%	15.0%	13.8%

Net Income Attributable to Common Shareholders	$91.0	$80.7	$173.4	$149.4
Per Share	$1.50	$1.32	$2.85	$2.45	13.4%	16.5%

Special Items Impacting Net Income Attributable to Common Shareholders:
Inventory step-up and backlog amortization - Net of Tax	—	1.4	—	6.5
Per Share		$0.02		$0.11
Acquisition & Integration Related Charges - Net of Tax	1.6	2.9	2.5	6.9
Per Share	$0.03	$0.05	$0.04	$0.11
Repositioning Related Charges - Net of Tax	6.1	1.3	10.3	1.9
Per Share	$0.10	$0.02	$0.17	$0.03
Unrealized gain on marketable securities - Net of Tax	(2.5)	—	(2.5)	—
Per Share	$(0.04)		$(0.04)
Incremental financing costs associated with acquisition - Net of Tax	—	0.7	—	2.1
Per Share		$0.01		$0.03
Deconsolidation of joint venture - Net of Tax	—	—	0.8	—
Per Share			$0.01
Impact of Tax Law Change	—	(0.8)	—	(0.5)
Per Share		$(0.01)		$(0.01)
Net Income Attributable To Common Shareholders Before Special Items	$96.2	$86.2	$184.5	$166.3	11.6%	10.9%
Per Diluted Share	$1.58	$1.41	$3.04	$2.73	12.2%	11.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Special Items Impacting Provision for Income Taxes
Provision for Income Taxes - GAAP Basis	$27.5	$24.2	$49.4	$39.9
Tax effect of Inventory step-up and backlog amortization	—	0.4	—	2.0
Tax effect of Acquisition & Integration Related Charges	0.8	1.0	1.0	2.2
Tax effect of Repositioning Related Charges	0.3	0.4	1.4	0.6
Tax effect of Unrealized gain on marketable securities	(0.7)	—	(0.7)	—
Tax effect of Incremental financing costs associated with acquisition	—	0.2	—	0.6
Tax effect of Deconsolidation of joint venture	—	—	0.4	—
Impact of Tax Law Change	—	0.8	—	0.5
Provision for Income Taxes - non-GAAP Basis	$27.9	$27.0	$51.5	$45.8

Totals may not sum due to rounding

SEGMENT INFORMATION:
	For the three months ended June 30, 2019
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$290.6	$291.0	$204.5	$55.5	$—	$841.6

Operating Profit - GAAP	37.3	46.5	49.4	7.5	(17.9)	122.8
Acquisition & Integration Related Charges	—	0.4	—	—	2.0	2.4
Repositioning Related charges	2.5	2.2	1.7	—	—	6.4
Operating Profit before Special Items	$39.8	$49.1	$51.1	$7.5	$(15.9)	$131.6
Percentage of Sales	13.7%	16.9%	25.0%	13.5%		15.6%

	For the three months ended June 30, 2018
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$276.9	$324.3	$187.2	$62.6	$—	$851.0

Operating Profit - GAAP	29.5	46.1	43.3	11.2	(17.1)	113.0
Inventory step-up and backlog amortization	0.1	1.8	—	—	—	1.9
Acquisition & Integration Related Charges	—	4.1	—	—	—	4.1
Repositioning Related charges	0.8	0.7	0.2	—	—	1.7
Operating Profit before Special Items	$30.4	$52.7	$43.5	$11.2	$(17.1)	$120.7
Percentage of Sales	11.0%	16.3%	23.2%	17.9%		14.2%

Totals may not sum due to rounding

CRANE CO.
Guidance
(in millions, except per share data)

	2019 Full Year Guidance
2019 Earnings Per Share Guidance	Low	High

Earnings Per Share - GAAP basis	$6.00	$6.20
Repositioning Costs	0.18	0.18
M&A Related, net	0.07	0.07
Earnings Per Share - Non-GAAP basis	$6.25	$6.45

CASH FLOW ITEMS

	Three Months Ended June 30,		Six Months Ended June 30,		2019 Full Year Guidance
	2019	2018	2019	2018	Low	High

Cash Provided by Operating Activities before Asbestos-Related Payments	$161.1	$89.3	$70.4	$166.3	$475.0	$505.0
Asbestos-related payments, net of insurance recoveries	(8.2)	(32.0)	(17.9)	(34.9)	(50.0)	(50.0)
Cash Provided by Operating Activities	152.9	57.3	52.5	131.4	425.0	455.0
Less: Capital Expenditures	(16.3)	(16.5)	(36.1)	(44.0)	(90.0)	(90.0)
Free Cash Flow	$136.6	$40.8	$16.4	$87.4	$335.0	$365.0
Totals may not sum due to rounding

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.